As filed with the Securities and Exchange Commission on March 6, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KLA-TENCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-2564110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Technology Drive, Milpitas, California	95305
(Address of Principal Executive Offices)	(Zip Code)

Equity Remuneration Plan for Key Employees of Orbotech Ltd. and its Affiliates and Subsidiaries (as Amended and Restated, 2005)

Orbotech Ltd. 2010 Equity-Based Incentive Plan

Orbotech Ltd. 2015 Equity-Based Incentive Plan

(Full Title of the Plan)

Teri A. Little

Executive Vice President and Chief Legal Officer

KLA-Tencor Corporation

One Technology Drive, Milpitas, California 95305

(Name and address of agent for service)

(408) 875-3000

(Telephone number, including area code, of agent for service)

Copies to:

Bradley L. Finkelstein
Douglas K. Schnell
Wilson Sonsini Goodrich & Rosati	Jeffrey Cannon
Professional Corporation	KLA-Tencor Corporation
650 Page Mill Road	One Technology Drive
Palo Alto, California 94304	Milpitas, California 95305
Tel: (650) 493-9300	Tel: (408) 875-3000
Fax: (650) 493-6811	Fax: (408) 875-4266

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to option awards under the Equity Remuneration Plan for Key Employees of Orbotech Ltd. and its Affiliates and Subsidiaries (as Amended and Restated, 2005)	3,907 (2)	$29.26 (3)	$114,318.82 (3)	$13.86
Common Stock, $0.001 par value, reserved for issuance pursuant to restricted stock unit awards under the Orbotech Ltd. 2010 Equity-Based Incentive Plan	6,748 (2)	$114.69 (4)	$773,928.12 (4)	$93.81
Common Stock, $0.001 par value, reserved for issuance pursuant to option awards under the Orbotech Ltd. 2015 Equity-Based Incentive Plan	10,651 (2)	$63.08 (3)	$671,865.08 (3)	$81.44
Common Stock, $0.001 par value, reserved for issuance pursuant to restricted stock unit awards under the Orbotech Ltd. 2015 Equity-Based Incentive Plan	510,390(2)	$114.69 (4)	$58,536,629.10 (4)	$7,094.64
Total	531,696		$60,096,741.12	$7,283.75

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the common stock, par value $0.001 per share, of KLA-Tencor Corporation (the “Registrant” or the “Company”) that become issuable under the plans referenced above (the “Orbotech Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Pursuant to the Agreement and Plan of Merger, dated as of March 18, 2018 (the “Merger Agreement”) by and among the Registrant, Orbotech Ltd., a company organized under the laws of the state of Israel (“Orbotech”), and Tiburon Merger Sub Technologies Ltd., a company organized under the laws of the state of Israel and an indirect wholly owned subsidiary of the Registrant, as amended May 11, 2018, upon the closing of the transaction contemplated by the Merger Agreement on February 20, 2019 (the “Merger”), the Registrant assumed certain outstanding restricted share units and stock options under the Orbotech Plans, and such restricted share units and stock options were automatically converted into awards in respect of shares of the Registrant’s common stock, subject to appropriate adjustments to the number of shares of each such award as provided in the Merger Agreement.

(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the weighted average per share exercise price for the outstanding options as of February 28, 2019.

(4)

Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1) under the Securities Act. The proposed maximum offering price per share of $114.69 was computed by taking the average of the high and low prices of a share of the Registrant’s Common Stock as reported on the NASDAQ Stock Exchange on February 28, 2019.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K filed with the Commission on August 6, 2018;

(2)	The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on October 31, 2018 and January 29, 2019;

(3)

The Registrant’s Current Reports on Form 8-K filed with the Commission on July 12, July 30, August 2, August 13, and November 8, 2018 and January 29, February 1, and February 20, 2019 only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(4)

The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on September 28, 2018, but only to the extent incorporated by reference in the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018;

(5)

All other reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(6)

The description of the Registrant’s Common Stock as set forth in the Registration Statement filed by the Registrant on Form 8-A on March 29, 1989 (File No. 000-09992) pursuant to Section 12(g) of the Exchange Act, and any amendments or reports thereto filed with the SEC for the purpose of updating such description, including Amendment No. 1 to Form 8-A filed September 25, 1995 and Amendment No. 2 to Form 8-A filed September 24, 1996.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

The Registrant’s Amended and Restated Certificate of Incorporation, as amended to date, provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Registrant’s Amended and Restated Certificate of Incorporation, as amended to date, also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

The Registrant’s Amended and Restated Bylaws provide that the Registrant shall indemnify to the fullest extent permitted by the DGCL each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Registrant.

The Registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Report on Form 10-Q, as filed on May 14, 1997)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Report on Form 10-Q, as filed on February 14, 2001).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation, effective as of November 8, 2012 (incorporated by reference to Exhibit 3.1 to Registrant’s Report on Form 8-K, as filed on November 13, 2012)

4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Report on Form 8-K, as filed on May 8, 2015)

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1*	Equity Remuneration Plan for Key Employees of Orbotech Ltd. and its Affiliates and Subsidiaries

10.2*	Orbotech Ltd. 2010 Equity-Based Incentive Plan

10.3*	Orbotech Ltd. 2015 Equity-Based Incentive Plan

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 hereto)

24.1*	Power of Attorney (included on signature page hereto)

*	Filed herewith

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on March 4, 2019.

KLA-TENCOR CORPORATION

By:	/s/ Bren D. Higgins
Name:	Bren D. Higgins
Title:	Executive Vice President and Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of KLA-Tencor Corporation, hereby severally constitute and appoint Bren D. Higgins and Teri A. Little or either of them, our true and lawful attorneys with full power to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable KLA-Tencor Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard P. Wallace
Richard P. Wallace	Chief Executive Officer and President and Director (Principal Executive Officer)	March 5, 2019
/s/ Bren D. Higgins
Bren D. Higgins	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 4, 2019
/s/ Virendra A. Kirloskar
Virendra A. Kirloskar	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 5, 2019
/s/ Edward W. Barnholt
Edward W. Barnholt	Chairman of the Board	March 4, 2019

/s/ Gary B. Moore
Gary B. Moore	Director	March 6, 2019

/s/ Robert A. Rango
Robert A. Rango	Director	March 5, 2019

John T. Dickson	Director

/s/ Kevin J. Kennedy
Kevin J. Kennedy	Director	March 5, 2019

Robert M. Calderoni	Director

/s/ Kiran Patel
Kiran M. Patel	Director	March 4, 2019

/s/ Emiko Higashi
Emiko Higashi	Director	March 5, 2019

/s/ Ana G. Pinczuk
Ana G. Pinczuk	Director	March 4, 2019

/s/ Victor Peng
Victor Peng	Director	March 5, 2019